UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 30, 2019
Date of report (Date of earliest event reported)
ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 Opus Place, Suite 530 Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	RRTS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On September 30, 2019, Roadrunner Transportation Systems, Inc. (the “Company”) announced its plan to downsize its unprofitable dry van business, which is part of the Company’s Truckload segment, in order to execute the Company’s strategy to emphasize its value-added logistics and asset-light LTL segments and increase its return on invested capital. The downsizing includes reducing dry van company tractor and trailer fleets by over 50%, closing five terminal locations, and eliminating approximately 450 positions, which represents approximately 10% of the Company’s total workforce. The Company approved the plan on September 23, 2019 and affected employees were informed of the plan on September 30, 2019. The Company expects that the downsizing activities will improve operating margins and cash flow, reduce lease obligations and debt, improve internal controls, and be substantially complete by December 31, 2019, with the reduction in force to be complete within the next 60 to 90 days.
In connection with the downsizing activities, the Company expects to incur one-time pre-tax operations restructuring costs of between $12 million and $16 million, excluding the gain or loss on the sale of equipment and the write-down of assets. Such costs include fleet reduction and real estate consolidation costs in the range of $9 million to $12 million and employee termination costs in the range of $3 million to $4 million.
Safe Harbor Statement
This Item 2.05 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which relate to future events or performance. Forward-looking statements include, among others, statements regarding the Company’s plan to downsize its dry van business, including reducing dry van company tractor and trailer fleets by over 50%, closing five terminal locations, and a reduction in force of approximately 450 employees; the Company’s plan with respect to the terminated employees; the Company’s expected one-time pre-tax operations restructuring costs; the Company’s expectation that the downsizing activities will improve operating margins and cash flow, reduce lease obligations and debt, improve internal controls, and be substantially complete by December 31, 2019, with the reduction in workforce to be complete within the next 60 to 90 days; and the Company’s strategy to emphasize its value-added logistics and asset-light LTL segments and increase its returns on invested capital. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, risks related to the restatement of the Company’s previously issued financial statements, the remediation of the Company’s identified material weaknesses in its internal control over financial reporting, the litigation resulting from the restatement of the Company’s previously issued financial statements and the other risk factors contained in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

Item 7.01.	Regulation FD Disclosure.
On September 30, 2019, the Company issued a press release announcing its plan to downsize its dry van business. This press release is furnished as Exhibit 99.1 hereto.
The information provided pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
Exhibit
Number

99.1	Press Release, dated September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: September 30, 2019	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Chief Financial Officer